News Release

Nalco Company
1601 West Diehl Road
Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com
Date: September 1, 2005
All Nalco Manufacturing Facilities Operating, Other Impacts from Hurricane Katrina Remain Undetermined

(Naperville, Illinois) Nalco Holding Company (NYSE: NLC) today announced that the impacts of Hurricane Katrina on its overall operations remain difficult to assess, even though manufacturing operations sustained no major damage. Nalco plants in Scott and Port Allen, La. resumed operations with minimal disruption. Yesterday, power was restored to the Company’s largest manufacturing facility in Garyville, La. Many operations at the plant are beginning to ramp up today, but Nalco expects to face restrictions from raw material, distribution and employee availability.

“Nalco’s manufacturing capabilities remain intact. However, we have incurred additional costs that run at least several million dollars. In addition, there are potentially broader implications on Nalco’s performance resulting from Katrina,” said Dr. William H. Joyce, Chairman and Chief Executive Officer.

“We are still in the process of determining the hurricane’s impact on our customers’ operations and on our suppliers in terms of raw material availability and price. In addition, problems in the regional distribution network will add to freight costs and supply challenges. The vast disruption caused by the hurricane has impacted our production and customers’ demands. We are not yet able to quantify those impacts or to determine the full effect of the hurricane on our ability to meet our financial performance targets,” Dr. Joyce added.

Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. The company currently serves more than 60,000 customer locations representing a broad range of end markets. It has established a global presence with over 10,000 employees operating in 130 countries, supported by a comprehensive network of manufacturing facilities, sales offices and research centers. In 2004, Nalco achieved sales of more than $3 billion.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.